Exhibit 99.1

SkyWater Technology Reports Fourth Quarter and Full Fiscal Year 2024 Results
Record Fiscal Year Revenue, Gross Profit and EPS

BLOOMINGTON, Minn., – February 26, 2025 – SkyWater Technology, Inc. (NASDAQ: SKYT), the trusted technology realization partner, today announced financial results for the fourth quarter and full fiscal year 2024 ended December 29, 2024.

Financial Highlights for Q4 2024:
•Revenue decreased (5)% year-over-year to $75.5 million.
•Gross margin increased to 25.6% on a GAAP basis, compared to 15.2% in Q4 2023, and increased to 26.6% on a non-GAAP basis, compared to 17.4% in Q4 2023.
•Net loss to shareholders of $0.7 million, or $(0.01) per diluted share on a GAAP basis, and net income to shareholders of $1.9 million, or $0.04 per diluted share on a non-GAAP basis, compared to net loss to shareholders of $10.3 million, or $(0.22) per diluted share on a GAAP basis, and net loss to shareholders of $1.1 million, or $(0.02) per diluted share on a non-GAAP basis in Q4 2023.
•Adjusted EBITDA of $10.2 million, or 13.5% of revenue, compared to $10.6 million, or 13.4% of revenue in Q4 2023.

Financial Highlights for Fiscal Year 2024:
•Revenue increased 19% year-over-year to a record $342.3 million.
•Gross margin decreased to 20.3% on a GAAP basis, compared to 20.7% in fiscal year 2023, and decreased to 21.0% on a non-GAAP basis, compared to 22.0% in fiscal year 2023.
•Net loss to shareholders of $6.8 million, or $(0.14) per diluted share on a GAAP basis, and net income to shareholders of $2.7 million, or $0.06 per diluted share on a non-GAAP basis, compared to net loss to shareholders of $30.8 million, or $(0.68) per diluted share on a GAAP basis, and net loss to shareholders $7.7 million, or $(0.17) per diluted share on a non-GAAP basis in fiscal year 2023 .
•Adjusted EBITDA of $34.3 million, or 10.0% of revenue, compared to $37.2 million, or 13.0% of revenue in fiscal year 2023.

“Our financial results for fiscal year 2024 demonstrate the strength of our highly differentiated, technology foundry business model, within a dynamic and growing domestic semiconductor ecosystem,” commented Thomas Sonderman, CEO. “In the nearly four years since our IPO, we have successfully transformed a mature fabrication facility into a monetized Advanced Technology Services (ATS) business, which has grown to a scale that supported record revenues and profitability for SkyWater in 2024. The past year has also brought a number of key milestones establishing SkyWater as ‘America’s Foundry,’ including the launch of our ThermaView℠ platform, initial terms of our CHIPS funding award, multiple ATS customers beginning initial phases of production at SkyWater Minnesota, and significant progress preparing our Florida operations for advanced fan-out wafer-level production. For the year ahead, we are driving for continued top-line momentum in ATS as well as a rebound in our Wafer Services business from current levels, which we expect will be supported by an increasing mix of new products and customers as we progress through the year. We expect the growing revenue momentum through the year will result in the expansion of our gross margins, continued strong adjusted EBITDA, and another positive year for non-GAAP EPS for fiscal 2025.”

Significant Highlights of the Past Year:
•Record financial results for fiscal 2024. SkyWater achieved record revenues and gross profit, strong adjusted EBITDA, and positive non-GAAP earnings per share for fiscal 2024, driven primarily by strong growth in ATS development revenues compared to fiscal 2023.
•Launch of ThermaView℠ Solutions. SkyWater recently launched its first platform dedicated to read-out IC (ROIC) and microbolometer solutions for thermal imaging applications. With the increasing demand for advanced infrared sensing, ThermaView positions SkyWater as a key supplier in a rapidly-growing $9 billion market spanning defense, industrial, and medical applications.
•Announced preliminary CHIPS funding award. SkyWater signed a preliminary memorandum of terms with the CHIPS for America program late in 2024. The proposed $16 million CHIPS program award is expected to be combined with $19 million in incentives from the State of Minnesota’s Forward Fund in order to augment the substantial outside funding already awarded to SkyWater to date, accelerating our plans to enhance production capabilities at our Minnesota facility.
•Unprecedented level of customer CapEx co-investment. Nearly $77 million in Tools revenue recognized in fiscal 2024 marks a strong start to an anticipated multi-year period of record levels of customer CapEx co-investment. Tool installations during 2024 were primarily focused on adding advanced capabilities and increased capacity within our Minnesota operations in support of future growth ahead for multiple strategic programs, including the installation of a first-of-its-kind Multibeam e-beam lithography system.
•Strong progress transitioning multiple ATS development programs into production. SkyWater’s strategy to collaborate closely with multiple customers as they transition ATS development programs into production yielded positive progress over the year. We launched production with optical sensing pioneer Lumotive, executed a multi-year supply agreement with NanoDX, and advanced Quantum-Si’s state-of-the-art proteome sequencing technology into production during 2024.
•Exciting progress in Florida operations supported by transformational $120 million contract award. Initial tool deliveries in support of our fan-out wafer-level packaging platform in Florida commenced in 2024, marking an important milestone as we accelerate the tooling and facilitization of our Florida operations in preparation for an expected 2025 ramp in Advanced Packaging revenues. We were pleased to announce the appointment of GM Bassel Haddad during 2024 to lead our Advanced Packaging operations, which we expect will be a compelling new revenue growth vector for SkyWater, beginning in 2025.

Q4 2024 Summary:

GAAP
In millions, except per share data	Q4 2024	Q4 2023	Y/Y *	Q3 2024	Q/Q *

ATS development revenue (1)	$59.4	$57.2	4%	$56.4	5%
Wafer Services revenue	$4.4	$12.0	(64)%	$6.7	(35)%
Combined ATS development and Wafer Services revenue	$63.8	$69.2	(8)%	$63.1	1%
Tools revenue (2)	$11.7	$9.9	18%	$30.7	(62)%
Total revenue *	$75.5	$79.2	(5)%	$93.8	(20)%
Gross profit	$19.3	$12.0	61%	$20.2	(5)%
Gross margin *	25.6%	15.2%	1,040 bps	21.6%	400 bps
Net income (loss) to shareholders	$(0.7)	$(10.3)	93%	$1.5	(145)%
Basic income (loss) per share	$(0.01)	$(0.22)	94%	$0.03	(145)%
Diluted income (loss) per share	$(0.01)	$(0.22)	94%	$0.03	(145)%
Net income (loss) margin to shareholders	(0.9)%	(13.0)%	1,210 bps	1.6%	(250) bps

Non-GAAP
In millions, except per share data	Q4 2024	Q4 2023	Y/Y *	Q3 2024	Q/Q *

Non-GAAP gross profit	$20.1	$13.8	45%	$20.9	(4)%
Non-GAAP gross margin *	26.6%	17.4%	920 bps	22.3%	430 bps
Non-GAAP net income (loss) to shareholders	$1.9	$(1.1)	281%	$3.6	(47)%
Non-GAAP basic income (loss) per share	$0.04	$(0.02)	278%	$0.08	(47)%
Non-GAAP diluted income (loss) per share	$0.04	$(0.02)	278%	$0.08	(47)%
Adjusted EBITDA	$10.2	$10.6	(3)%	$11.0	(7)%
Adjusted EBITDA margin	13.5%	13.4%	10 bps	11.7%	180 bps
__________________
* Amounts calculated based on figures reported in thousands.
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue represents GAAP revenue primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.

Q4 2024 Results:
•Revenue: Revenue of $75.5 million decreased (5)% compared to the fourth quarter of 2023. ATS development revenue of $59.4 million increased 4% compared to the fourth quarter of 2023. Wafer Services revenue of $4.4 million decreased (64)% compared to the fourth quarter of 2023. Tools revenue of $11.7 million increased 18% compared to the fourth quarter of 2023.
•Gross Profit: GAAP gross profit was $19.3 million, or 25.6% of total revenue, compared to gross profit of $12.0 million, or 15.2% of total revenue, in the fourth quarter of 2023. Non-GAAP gross profit was $20.1 million, or 26.6% of total revenue, compared to non-GAAP gross profit of $13.8 million, or 17.4% of total revenue, in the fourth quarter of 2023. Tools revenue negatively impacted non-GAAP gross margin by 170 bps, compared to 130 bps in the fourth quarter of 2023.
•Operating Expenses: GAAP operating expenses were $16.6 million, compared to $18.0 million in the fourth quarter of 2023. Non-GAAP operating expenses were $14.8 million, compared to $10.5 million in the fourth quarter of 2023.

•Net Income (Loss): GAAP net loss to shareholders was $0.7 million, or $(0.01) per diluted share, compared to a net loss to shareholders of $10.3 million, or $(0.22) per diluted share, in the fourth quarter of 2023. Non-GAAP net income to shareholders was $1.9 million, or $0.04 per diluted share, compared to a non-GAAP net loss to shareholders of $1.1 million, or $(0.02) per diluted share, in the fourth quarter of 2023.
•Adjusted EBITDA: Adjusted EBITDA was $10.2 million, or 13.5% of total revenue, compared to $10.6 million , or 13.4% of total revenue, in the fourth quarter of 2023.

Fiscal Year 2024 Summary:

GAAP
In millions, except per share data	FY2024	FY2023	Y/Y *

ATS development revenue (1)	$238.6	$210.9	13%
Wafer Services revenue	$26.9	$61.1	(56)%
Combined ATS development and Wafer Services revenue	$265.5	$272.0	(2)%
Tool revenue (2)	$76.8	$14.7	424%
Total revenue *	$342.3	$286.7	19%
Gross profit	$69.6	$59.3	17%
Gross margin *	20.3%	20.7%	(40) bps
Net loss to shareholders	$(6.8)	$(30.8)	78%
Basic and diluted loss per share	$(0.14)	$(0.68)	79%
Net loss margin to shareholders	(2.0)%	(10.7)%	870 bps

Non-GAAP
In millions, except per share data	FY2024	FY2023	Y/Y *

Non-GAAP gross profit	$72.0	$63.0	14%
Non-GAAP gross margin *	21.0%	22.0%	(100) bps
Non-GAAP net income (loss) to shareholders	$2.7	$(7.7)	135%
Non-GAAP basic income (loss) per share	$0.06	$(0.17)	135%
Non-GAAP diluted income (loss) per share	$0.06	$(0.17)	135%
Adjusted EBITDA	$34.3	$37.2	(8)%
Adjusted EBITDA margin	10.0%	13.0%	(300) bps
_______________
* Amounts calculated based on figures reported in thousands.
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue represents GAAP revenue primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.

Fiscal Year 2024 Results:
•Revenue: Revenue of $342.3 million increased 19% year-over-year. ATS development revenue of $238.6 million increased 13% year-over-year. Wafer Services revenue of $26.9 million decreased (56)% year-over-year. Tools Revenue of $76.8 million (22% of total revenue) increased significantly compared to $14.7 million (5% of total revenue) in 2023.
•Gross Profit: GAAP gross profit was $69.6 million, or 20.3% of total revenue, compared to gross profit of $59.3 million, or 20.7% of total revenue, in 2023. Non-GAAP gross profit was $72.0 million, or 21.0% of total revenue, compared to non-GAAP gross profit of $63.0 million, or 22.0% of total revenue, in 2023. Tools Revenue negatively impacted non-GAAP gross margin by 480bp in 2024 compared to 50bp in 2023.

•Operating Expenses: GAAP operating expenses were $63.1 million, compared to $74.1 million in 2023. Non-GAAP operating expenses were $56.0 million, compared to $54.7 million in 2023.
•Net Income (Loss): GAAP net loss to shareholders was $6.8 million, or $(0.14) per diluted share, compared to a net loss to shareholders of $30.8 million, or $(0.68) per diluted share, in 2023. Non-GAAP net income to shareholders was $2.7 million, or $0.06 per diluted share, compared to a non-GAAP net loss to shareholders of $7.7 million, or $(0.17) per diluted share, in 2023.
•Adjusted EBITDA: Adjusted EBITDA was $34.3 million, or 10.0% of total revenue, compared to $37.2 million, or 13.0% of total revenue, in 2023.
A reconciliation between GAAP and non-GAAP financial measures is contained in the tables below in the section titled “Non-GAAP Financial Measures.”

Q1 2025 Financial Outlook:
For the first quarter of 2025, we expect total revenue to be in the range of $59 million to $63 million, of which approximately $1 million is expected to be tools revenue. We expect GAAP diluted net loss per share to be in the range of $(0.14) to $(0.20) and non-GAAP diluted net loss per share to be in the range of $(0.10) to $(0.16).

This outlook for non‑GAAP diluted net loss per share excludes anticipated equity-based compensation expense of approximately $2 million, or $0.04 per share. Non-GAAP diluted net loss per share should be considered in addition to, but not as a substitute for, our financial information presented in accordance with GAAP.

Investor Webcast
SkyWater will host a conference call today, Wednesday, February 26, 2025, at 7:30 a.m. CT (8:30 a.m. ET) to discuss its fourth quarter and fiscal year 2024 financial results. A live webcast of the call will be available online at IR.SkyWaterTechnology.com.
About SkyWater Technology
SkyWater (NASDAQ: SKYT) is a U.S.-based semiconductor manufacturer and a DMEA-accredited Category 1A Trusted Supplier. SkyWater’s Technology as a Service model streamlines the path to production for customers with development services, volume production and heterogeneous integration solutions in its U.S. facilities. This pioneering model enables innovators to co-create the next wave of technology within diverse categories including mixed-signal CMOS, read-out ICs, rad-hard ICs, MEMS, superconducting ICs, photonics and advanced packaging. SkyWater serves the growing markets of aerospace and defense, automotive, biomedical, industrial and quantum computing. For more information, visit: www.skywatertechnology.com.
Cautionary Statement Regarding Preliminary Results
The Company’s results for the fourth quarter and fiscal year ended December 29, 2024 are preliminary, unaudited and subject to the finalization of the Company’s fourth quarter review and full-year audit and should not be viewed as a substitute for full financial statements prepared in accordance with GAAP. The Company cautions that actual results may differ materially from those described in this press release.
SkyWater Technology Forward-Looking Statements
This press release contains “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements that are based on the Company’s current expectations or forecasts of future events, rather than past events and outcomes, and such statements are not guarantees of future performance. Forward-looking statements include all statements other than statements of historical fact contained in this press release, including information or predictions concerning the Company’s future business, results of operations, financial performance, plans and objectives, competitive position, market trends, and potential growth and market opportunities. In some cases, you can identify forward-looking statements by words such as “intends,” “estimates,” “predicts,” “potential,” “continues,” “anticipates,” “plans,” “expects,” “believes,” “should,” “could,” “may,” “will,” “targets,” “projects,” “seeks” or the negative of these terms or other comparable terminology.
Forward-looking statements are subject to risks, uncertainties and assumptions, which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Key factors that could cause the Company’s actual results to be different than expected or anticipated include, but are not limited to: our goals and strategies; our future business development, financial condition and results of operations; our ability to continue operating our fabrication facilities at full capacity; our ability to appropriately respond to changing technologies on a timely and cost-effective basis; our customer relationships and our ability to retain and expand our customer relationships; our ability to accurately predict our future revenues for the purpose of appropriately budgeting and adjusting our expenses; our expectations regarding dependence on our largest customers; our ability to diversify our customer base and develop relationships in new markets; the performance and reliability of our third-party suppliers and manufacturers; our ability to procure tools, materials, and chemicals; our ability to control costs, including our operating and capital expenses; the size and growth potential of the markets for our solutions, and our ability to serve and expand our presence in those markets; the level of demand in our customers’ end markets; our ability to attract, train and retain key qualified personnel; adverse litigation judgments, settlements or other litigation-related costs; changes in trade policies, including the imposition of or increase in tariffs; our ability to raise additional capital or financing; our ability to accurately forecast demand; changes in local, regional, national and international economic or political conditions, including those resulting from increases in inflation and interest rates, a recession, or intensified international hostilities; the level and timing of U.S. government program funding; our ability to maintain compliance with certain U.S. government contracting requirements; regulatory developments in the United States and foreign countries; our ability to protect our intellectual property rights; and other factors discussed in the “Risk Factors” section of the annual report on Form 10-K the Company filed with the SEC on March 15, 2024 and in other documents that the Company files with the SEC, which are available at http://www.sec.gov. The Company assumes no obligation to update any forward-looking statements, which speak only as of the date of this press release.
Source String: SkyWater Technology (SKYT-IR)
SkyWater Investor Contact: Claire McAdams | claire@headgatepartners.com
SkyWater Media Contact: Lauri Julian | Media@SkyWaterTechnology.com

SKYWATER TECHNOLOGY, INC.
Consolidated Balance Sheets
(Unaudited)

	December 29, 2024	December 31, 2023

	(in thousands, except per share data)
Assets
Current assets
Cash and cash equivalents	$18,844	$18,382
Accounts receivable (net of allowance for credit losses of $398 and $180, respectively)	54,332	65,961
Contract assets (net of allowance for credit losses of $42 and $99, respectively)	20,890	29,666
Inventory	14,535	15,341
Prepaid expenses and other current assets	23,476	17,025
Total current assets	132,077	146,375
Property and equipment, net	172,705	159,367
Intangible assets, net	7,779	5,672
Other assets	8,488	5,342
Total assets	$321,049	$316,756

Liabilities and shareholders’ equity
Current liabilities
Current portion of long-term debt	$5,073	$3,976
Accounts payable	29,590	19,614
Accrued expenses	36,829	48,291
Short-term financing, net of unamortized debt issuance costs	27,669	22,765
Contract liabilities	55,166	49,551
Total current liabilities	154,327	144,197
Long-term liabilities
Long-term debt, less current portion and net of unamortized debt issuance costs	34,704	36,098
Long-term contract liabilities	51,901	65,754
Deferred income tax liability, net	701	679
Other long-term liabilities	8,652	9,327
Total long-term liabilities	95,958	111,858
Total liabilities	250,285	256,055
Shareholders’ equity
Preferred stock, $0.01 par value per share (80,000 shares authorized, zero shares issued and outstanding as of December 29, 2024 and December 31, 2023)	—	—
Common stock, $0.01 par value per share (200,000 shares authorized; 47,704 and 47,028 shares issued and outstanding as of December 29, 2024 and December 31, 2023, respectively)	478	470
Additional paid-in capital	189,132	178,473
Accumulated deficit	(131,996)	(125,203)
Total shareholders’ equity, SkyWater Technology, Inc.	57,614	53,740
Noncontrolling interests	13,150	6,961
Total shareholders’ equity	70,764	60,701
Total liabilities and shareholders’ equity	$321,049	$316,756

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Operations
(Unaudited)

	Three-Month Period Ended			Fiscal Year Ended
	December 29, 2024	September 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

	(in thousands, except per share data)
Revenue	$75,487	$93,817	$79,154	$342,269	$286,682
Cost of revenue	56,190	73,582	67,143	272,643	227,390
Gross profit	19,297	20,235	12,011	69,626	59,292
Research and development expense	4,214	3,431	2,872	15,040	10,169
Selling, general, and administrative expense	12,430	12,095	15,092	48,026	63,911
Operating income (loss)	2,653	4,709	(5,953)	6,560	(14,788)
Interest expense	1,978	1,988	2,898	8,837	10,826
Income (loss) before income taxes	675	2,721	(8,851)	(2,277)	(25,614)
Income tax expense (benefit)	234	93	(450)	240	(521)
Net income (loss)	441	2,628	(8,401)	(2,517)	(25,093)
Less: net income attributable to noncontrolling interests	1,120	1,116	1,924	4,276	5,663
Net income (loss) attributable to SkyWater Technology, Inc.	$(679)	$1,512	$(10,325)	$(6,793)	$(30,756)

Net income (loss) per share attributable to common shareholders, basic	$(0.01)	$0.03	$(0.22)	$(0.14)	$(0.68)
Weighted average shares outstanding, basic	47,659	47,523	47,020	47,396	45,507

Net income (loss) per share attributable to common shareholders, diluted	$(0.01)	$0.03	$(0.22)	$(0.14)	$(0.68)
Weighted average shares outstanding, diluted	47,659	47,640	47,020	47,396	45,507

SKYWATER TECHNOLOGY, INC.
Consolidated Statements of Cash Flows
(Unaudited)

	Fiscal Year Ended
	December 29, 2024	December 31, 2023

	(in thousands)
Cash flows from operating activities
Net loss	$(2,517)	$(25,093)
Adjustments to reconcile net loss to net cash flows provided by operating activities
Depreciation and amortization	18,693	28,930
Accretion of investment tax credits	(449)	—
Gain on sale of property and equipment	(55)	—
Write-off of capital projects in process	—	1,262
Amortization of debt issuance costs included in interest expense	1,676	1,755
Equity-based compensation expense	8,168	6,860
Warranty expense	5,455	4,200
Deferred income taxes	22	(560)
Provision for credit losses	203	38
Changes in operating assets and liabilities
Accounts receivable and contract assets, net	20,202	(33,371)
Inventories	805	(1,944)
Prepaid expenses and other assets	(9,595)	(8,221)
Accounts payable and accrued expenses	(19,127)	17,073
Contract liabilities, current and long-term	(8,237)	19,152
Net cash provided by operating activities	15,244	10,081

Cash flows from investing activities
Purchase of software and technology licenses	(3,319)	(1,871)
Proceeds from sale of property and equipment	55	—
Purchases of property and equipment	(15,215)	(8,618)
Net cash used in investing activities	(18,479)	(10,489)

Cash flows from financing activities
Proceeds from draws on the revolving line of credit	346,500	259,350
Repayment of draws on the revolving line of credit	(339,114)	(297,649)
Proceeds from tool financings	1,298	9,012
Repayment of tool financing advanced payments	(920)	—
Principal payments on long-term debt	(4,834)	(2,356)
Cash paid for principal on finance leases	(646)	(935)
Proceeds from the issuance of common stock pursuant to equity compensation plans	2,499	2,305
Proceeds from the issuance of common stock under the ATM	—	20,398
Cash paid on licensed technology obligations	(3,000)	(2,350)
Contributions from noncontrolling interest	7,534	1,098
Distributions to noncontrolling interest	(5,620)	(108)
Net cash provided by (used in) financing activities	3,697	(11,235)
Net increase (decrease) in cash and cash equivalents	462	(11,643)
Cash and cash equivalents - beginning of fiscal year	18,382	30,025
Cash and cash equivalents - end of fiscal year	$18,844	$18,382

Supplemental Financial Information by Quarter

	Q4 2024	Q3 2024	Q2 2024	Q1 2024	Q4 2023	Q3 2023	Q2 2023	Q1 2023

	(in thousands)
ATS development revenue (1)	$59,401	$56,390	$61,669	$61,185	$57,170	$53,891	$52,073	$47,770
Wafer Services revenue	4,371	6,718	5,780	9,992	12,048	14,490	16,802	17,788
Combined ATS development and Wafer Services revenue	63,772	63,108	67,449	71,177	69,218	68,381	68,875	65,558
Tools revenue (2)	11,715	30,709	25,880	8,459	9,936	3,243	936	536
Total revenue	$75,487	$93,817	$93,329	$79,636	$79,154	$71,624	$69,811	$66,094

Tools revenue (2)	$11,715	$30,709	$25,880	$8,459	$9,936	$3,243	$936	$536
Cost of tools revenue (2)	9,674	30,477	24,869	8,260	9,125	2,861	290	484
Tools gross profit	$2,041	$232	$1,011	$199	$811	$382	$646	$52

Revenue impact of modified customer contracts (3)	$—	$—	$—	$—	$—	$—	$3,601	$—
Cost of revenue impact of modified customer contracts (3)	—	(5,616)	—	—	—	—	—	—
Favorable gross profit impact of modified customer contracts	$—	$5,616	$—	$—	$—	$—	$3,601	$—
__________________
(1)ATS development revenue represents GAAP revenue primarily derived from process development services, tool installation and qualification services, facility and tool access, leases where SkyWater serves as lessor, and security services.
(2)Tools revenue and cost of tools revenue represents GAAP revenue and cost primarily derived from the procurement and subsequent sale of equipment to our customers. While this equipment is owned by our customers, the equipment is retained in one of our fabs and is used to complete ATS customer programs.
(3)SkyWater accounts for the impacts of customer contract modifications in accordance with GAAP. Customer contract modifications that add or eliminate performance obligations and thereby change the scope of our customer programs often impact the revenue and/or cost of revenue associated with performance on customer programs. Significant impacts resulting from the effects of executed contract modifications include:
•In the first quarter of 2024, we recorded a $8,004 charge to recognize future estimated losses for one significant customer program based on anticipated cost increases to complete the customer’s program. In the third quarter of 2024, we successfully modified the customer contract, which resulted in a decrease in our estimate of future costs to complete their program. The remaining $5,616 loss accrual recorded at the time the contract was modified was released, which reduced cost of revenue for the three-month period ended September 29, 2024.
•In the second quarter of 2023 we terminated certain arrangements with a customer, the effects of which allowed SkyWater to recognize into revenue prior collected amounts deferred in contract liabilities.

Non-GAAP Financial Measures
We provide non-GAAP financial information that our management regularly evaluates to provide additional insight to investors and to supplement our results reported using U.S. generally accepted accounting principles (GAAP). We provide non-GAAP cost of revenue, non-GAAP gross profit, non-GAAP gross margin, non-GAAP research and development expense, non-GAAP selling, general and administrative expense, non-GAAP net income (loss) to shareholders, non-GAAP net income (loss) to shareholders per basic share and non-GAAP net income (loss) per diluted share. Our management uses these non-GAAP financial measures to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they provide a baseline for analyzing trends in our business and exclude certain items that may not be indicative of our core operating results. The non-GAAP financial measures disclosed in this earnings release should not be viewed as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. In addition, because these non-GAAP financial measures are not determined in accordance with GAAP, other companies, including our peers, may calculate their non-GAAP financial measures differently than we do. As a result, the non-GAAP financial measures presented in this earnings release may not be directly comparable to similarly titled measures presented by other companies.
We also provide earnings before interest, income taxes, depreciation and amortization (EBITDA), adjusted EBITDA and adjusted EBITDA margin as supplemental non-GAAP measures. We define adjusted EBITDA as net income (loss) before interest expense, income tax expense (benefit), depreciation and amortization, equity-based compensation expense and certain other items that we do not view as indicative of our ongoing performance, including net income attributable to noncontrolling interests; management transition expense; business transformation costs; CHIPS Act specialist fees; restructuring costs; and transaction costs. Our management uses EBITDA, adjusted EBITDA and adjusted EBITDA margin to make informed operating decisions, complete strategic planning, prepare annual budgets, and evaluate Company and management performance. We believe these non-GAAP financial measures are useful performance measures to our investors because they allow for an effective evaluation of our operating performance when compared to other companies, including our peers, without regard to financing methods or capital structures. We exclude the items listed above from net income (loss) in arriving at adjusted EBITDA and adjusted EBITDA margin because the amounts of these items can vary substantially within our industry depending on the accounting methods and policies used, book values of assets, capital structures, and the methods by which assets were acquired. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, the reported results prepared in accordance with GAAP. Certain items excluded from these non-GAAP financial measures are significant components in understanding and assessing a company’s financial performance, such as a company’s cost of capital and tax structure, as well as the historic cost bases of depreciable assets, none of which are reflected in these non-GAAP financial measures. Our presentation of these non-GAAP financial measures should not be construed as an indication that our results will be unaffected by the items excluded from adjusted EBITDA and adjusted EBITDA margin. In future fiscal periods, we may exclude such items and may incur income and expenses similar to these excluded items. Accordingly, the exclusion of these items, and other similar items, from these non-GAAP financial measures should not be interpreted as implying that these items are non-recurring, infrequent or unusual, unless otherwise expressly indicated.
The following tables present a reconciliation of the most directly comparable financial measures, calculated and presented in accordance with GAAP, to our non-GAAP financial measures.

	Three-Month Period Ended			Fiscal Year Ended
	December 29, 2024	September 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

	(in thousands)
GAAP revenue	$75,487	$93,817	$79,154	$342,269	$286,682

GAAP cost of revenue	$56,190	$73,582	$67,143	$272,643	$227,390
Equity-based compensation expense (1)	(589)	(565)	(313)	(2,113)	(1,555)
Management transition expense (2)	—	(97)	—	(97)	(705)
Business transformation costs (3)	—	—	(806)	—	(806)
Restructuring costs (5)	(179)	—	(679)	(179)	(679)
Non-GAAP cost of revenue	$55,422	$72,920	$65,345	$270,254	$223,645

GAAP gross profit	$19,297	$20,235	$12,011	$69,626	$59,292
GAAP gross margin	25.6%	21.6%	15.2%	20.3%	20.7%
Equity-based compensation expense (1)	589	565	313	2,113	1,555
Management transition expense (2)	—	97	—	97	705
Business transformation costs (3)	—	—	806	—	806
Restructuring costs (5)	179	—	679	179	679
Non-GAAP gross profit	$20,065	$20,897	$13,809	$72,015	$63,037
Non-GAAP gross margin	26.6%	22.3%	17.4%	21.0%	22.0%

GAAP research and development expense	$4,214	$3,431	$2,872	$15,040	$10,169
Equity-based compensation expense (1)	(76)	(69)	134	(342)	(464)
Restructuring costs (5)	—	—	(655)	—	(655)
Non-GAAP research and development expense	$4,138	$3,362	$2,351	$14,698	$9,050

GAAP selling, general, and administrative expense	$12,430	$12,095	$15,092	$48,026	$63,911
Equity-based compensation expense (1)	(1,397)	(1,384)	(1,008)	(5,713)	(4,841)
Management transition expense (2)	(141)	—	—	(806)	(130)
Business transformation costs (3)	—	—	(5,341)	—	(11,363)
CHIPS Act specialist fees (4)	—	—	—	—	(1,320)
Restructuring costs (5)	(9)	—	(587)	(9)	(587)
Transaction costs (6)	(220)	—	—	(220)	—
Non-GAAP selling, general, and administrative expense	$10,663	$10,711	$8,156	$41,278	$45,670

GAAP net income (loss) to shareholders	$(679)	$1,512	$(10,325)	$(6,793)	$(30,756)
Equity-based compensation expense (1)	2,062	2,018	1,187	8,168	6,860
Management transition expense (2)	141	97	—	903	835
Business transformation costs (3)	—	—	6,147	—	12,169
CHIPS Act specialist fees (4)	—	—	—	—	1,320
Restructuring costs (5)	188	—	1,921	188	$1,921
Transaction costs (6)	220	—	—	220	—
Non-GAAP net income (loss) to shareholders	$1,932	$3,627	$(1,070)	$2,686	$(7,651)

	Three-Month Period Ended			Fiscal Year Ended
	December 29, 2024	September 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

	(in thousands)
Equity-based compensation expense allocation in the consolidated statements of operations (1):
Cost of revenue	$589	$565	$313	$2,113	$1,555
Research and development expense	76	69	(134)	342	464
Selling, general, and administrative expense	1,397	1,384	1,008	5,713	4,841
	$2,062	$2,018	$1,187	$8,168	$6,860

Management transition expense allocation in the consolidated statements of operations (2):
Cost of revenue	$—	$97	$—	$97	$705
Selling, general, and administrative expense	141	—	—	806	130
	$141	$97	$—	$903	$835

Business transformation costs allocation in the consolidated statements of operations (3):
Cost of revenue	$—	$—	$806	$—	$806
Selling, general, and administrative expense	—	—	5,341	—	11,363
	$—	$—	$6,147	$—	$12,169

Chips Act specialist fees allocation in the consolidated statement of operations (4):
Cost of revenue	$—	$—	$—	$—	$—
Selling, general, and administrative expense	—	—	—	—	1,320
	$—	$—	$—	$—	$1,320

Restructuring costs allocation in the consolidated statements of operations (5):
Cost of revenue	$179	$—	$679	$179	$679
Research and development expense	—	—	655	—	655
Selling, general, and administrative expense	9	—	587	9	587
	$188	$—	$1,921	$188	$1,921

Transaction costs allocation in the consolidated statement of operations (6):
Cost of revenue	$—	$—	$—	$—	$—
Research and development expense	—	—	—	—	—
Selling, general, and administrative expense	220	—	—	220	—
	$220	$—	$—	$220	$—

	Three-Month Period Ended December 29, 2024		Fiscal Year Ended December 29, 2024
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net income (loss) per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income (loss) attributable to SkyWater Technology, Inc.	$(679)	$1,932	$(6,793)	$2,686
Denominator:
Weighted-average common shares outstanding, basic	47,659	47,659	47,396	47,396
Net income (loss) per common share, basic	$(0.01)	$0.04	$(0.14)	$0.06
Weighted-average common shares outstanding, diluted	47,659	47,939	47,396	47,560
Net income (loss) per common share, diluted	$(0.01)	$0.04	$(0.14)	$0.06

	Three-Month Period Ended September 29, 2024
	GAAP	Non-GAAP

Computation of net income per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net income attributable to SkyWater Technology, Inc.	$1,512	$3,627
Denominator:
Weighted-average common shares outstanding, basic	47,523	47,523
Net income per common share, basic	$0.03	$0.08
Weighted-average common shares outstanding, diluted	47,640	47,640
Net income per common share, diluted	$0.03	$0.08

	Three-Month Period Ended December 31, 2023		Fiscal Year Ended December 31, 2023
	GAAP	Non-GAAP	GAAP	Non-GAAP

Computation of net loss per common share, basic and diluted:	(in thousands, except per share data)
Numerator:
Net loss attributable to SkyWater Technology, Inc.	$(10,325)	$(1,070)	$(30,756)	$(7,651)
Denominator:
Weighted-average common shares outstanding, basic and diluted	47,020	47,020	45,507	45,507
Net loss per common share, basic and diluted	$(0.22)	$(0.02)	$(0.68)	$(0.17)

	Three-Month Period Ended			Fiscal Year Ended
	December 29, 2024	September 29, 2024	December 31, 2023	December 29, 2024	December 31, 2023

	(in thousands)
Net income (loss) to shareholders (GAAP)	$(679)	$1,512	$(10,325)	$(6,793)	$(30,756)
Net income (loss) margin to shareholders	(0.9)%	1.6%	(13.0)%	(2.0)%	(10.7)%

Interest expense	1,978	1,988	2,898	8,837	10,826
Income tax (benefit) expense	234	93	(450)	240	(521)
Depreciation and amortization expense	4,949	4,166	7,279	18,243	28,930
EBITDA	6,482	7,759	(598)	20,527	8,479

Equity-based compensation expense (1)	2,062	2,018	1,187	8,168	6,860
Management transition expense (2)	141	97	—	903	835
Business transformation costs (3)	—	—	6,147	—	12,169
CHIPS Act specialist fees (4)	—	—	—	—	1,320
Restructuring costs (5)	188	—	1,921	188	1,921
Transaction costs (6)	220	—	—	220	—
Net income attributable to noncontrolling interests (7)	1,120	1,116	1,924	4,276	5,663
Adjusted EBITDA	$10,213	$10,990	$10,581	$34,282	$37,247
Adjusted EBITDA margin	13.5%	11.7%	13.4%	10.0%	13.0%
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(1)Represents non-cash equity-based compensation expense.
(2)Represents the cost of severance, separation, and other termination benefits related to the reorganization of the manufacturing, sales, marketing, and operations leadership team.
(3)Represents expenses related to long-term transformation activities focused on improvement in automation and operational efficiency and includes project-based management consulting fees.
(4)Represents the costs of project-based specialist fees related to our CHIPS Act application process.
(5)Represents severance, separation, and other termination benefits related to the reorganization of the manufacturing and operations teams.
(6)Represents the cost of consulting and professional services incurred to evaluate significant transactions that may, or may not, be executed by SkyWater.
(7)    Represents net income attributable to noncontrolling interests arising from our variable interest entity (VIE), which was formed for the purpose of purchasing the land and building of our primary operating facility in Bloomington, Minnesota. Since interest expense is added back to net income (loss) to shareholders in our adjusted EBITDA financial measure, we also add back the net income attributable to noncontrolling interests as its net income is derived from interest the VIE charges SkyWater.